         Exhibit (h)(1)

SHAREHOLDER SERVICING AGREEMENT

         THIS AGREEMENT, made as of the [          ] day of [                            ], 2009, by and between Ivy Funds (the "Trust") and Waddell & Reed Services Company ("WRSCO"),

W I T N E S S E T H :

         WHEREAS, The Trust wishes, as applicable, to appoint WRSCO to be its shareholder servicing agent for the Funds listed in Appendix A (the "Funds") upon, and subject to, the terms and provisions of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         1.         Appointment of WRSCO as Shareholder Servicing Agent for the Funds; Acceptance.

                     (1)         The Trust hereby appoints WRSCO to act as Shareholder Servicing Agent for the Funds upon, and subject to, the terms and provisions of this Agreement.

                     (2)         WRSCO hereby accepts the appointment as Shareholder Servicing Agent for the Funds and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

                     (3)         WRSCO may appoint an entity or entities approved by the Trust in writing to perform any portion of WRSCO's duties hereunder (the "Subagent").

         2.         Definitions.

                  (1)         In this Agreement -

                           (a)         The term the "Act" means the Investment Company Act of 1940 as amended from time to time;

                           (b)         The term "account" means the shares of the Funds registered on the books of the Funds in the name of a shareholder under a particular account registration number and includes shares subject to instructions by the shareholder with respect to periodic redemptions and/or reinvestment in additional shares of any dividends payable on said shares;

                           (c)         The term "affiliate" of a person shall mean a person controlling, controlled by, or under common control with that person;

                           (d)         The term "Class" shall mean each separate sub-class of a class of shares of the Funds, as may now or in the future exist;

                           (e)         The term "Fund" shall mean each separate class of shares of the Trust, as may now or in the future exist;

                           (f)         The term "officers' instruction" means an instruction given on behalf of the Trust to WRSCO and signed on behalf of the Trust by any one or more persons authorized to do so by the Fund's Board of Trustees;

                           (g)         The term "prospectus" means the prospectus and Statement of Additional Information of the applicable Fund or Class from time to time in effect;

                           (h)         The term "shares" means shares including fractional shares of capital stock of the Funds, whether or not such shares are evidenced by an outstanding stock certificate issued by the Funds;

                           (i)         The term "shareholder" shall mean the owner of record of shares of the Funds;

                           (j)         The term "stock certificate" means a certificate representing shares in the form then currently in use by the Funds.

         3.         Duties of WRSCO.

                     WRSCO shall perform such duties as shall be set forth in this paragraph 3 and in accordance with the practice stated in Exhibit A of this Agreement or any amendment thereof, any or all of which duties may be delegated to or performed by one or more Subagents pursuant to Paragraph (3) above.

                  (1)         Transfers.

                           Subject to the provisions of this Agreement WRSCO hereby agrees to perform the following functions as transfer agent for the Funds:

                           (a)         Recording the ownership, transfer, exchange and cancellation of ownership of shares of the Funds on the books of the Funds;

                           (b)         Establishing and maintaining records of accounts;

                           (c)         Computing and causing to be prepared and mailed or otherwise delivered to shareholders payment checks including bank wire transfers and notices of reinvestment in additional shares of dividends, stock dividends or stock splits declared by the Funds on shares and of redemption proceeds due by the Funds on redemption of shares;

                           (d)         Furnishing to shareholders such information as may be reasonably required by the Funds, including appropriate income tax information;

                           (e)         Addressing and mailing to shareholders prospectuses, annual and semi-annual reports and proxy materials for shareholder meetings prepared by or on behalf of the Funds;

                           (f)         Maintaining such books and records relating to transactions effected by WRSCO pursuant to this Agreement as are required by the Act, or by rules or regulations thereunder, or by any other applicable provisions of law, to be maintained by the Trust or its transfer agent with respect to such transactions; preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation; furnishing the Trust such information as to such transactions and at such time as may be reasonably required by it to comply with applicable laws and regulations;

                           (g)         Providing such services and carrying out such responsibilities on behalf of the Trust, or imposed on WRSCO as the Funds' transfer agent, not otherwise expressly provided for in this Paragraph 3, as may be required by or be reasonably necessary to comply with any statute, act, governmental rule, regulation or directive or court order, including, without limitation, the requirements imposed by the Tax Equity and Fiscal Responsibility Act of 1982 and the Income and Dividend Tax Compliance Act of 1983 relating to the withholding of tax from distributions to shareholders.

                  (2)         Correspondence.

                  WRSCO agrees to deal with and answer all correspondence from or on behalf of shareholders relating to its functions under this Agreement.

                  (3)         Anti-Money Laundering Delegation.

                           (a)         Delegation. The Fund hereby delegates to WRSCO, as agent for the Fund, responsibility for the implementation and operation of the following policies and procedures in connection with the Fund's AML Program, as applicable to WRSCO's functions as defined in the Agreement: (i) know-your-customer policies; (ii) monitoring accounts and identifying high risk accounts; (iii) policies and procedures for reliance on third parties; (iv) policies and procedures for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) no cash policy; (vi) detecting and reporting suspicious activity; and (vii) all related recordkeeping requirements, and WRSCO accepts such delegation. WRSCO further agrees to cooperate with the Fund's AML Compliance Officer in the performance of WRSCO's responsibilities under the AML Program.

                           (b)         The AML Program. WRSCO hereby represents and warrants that WRSCO has received a copy of the Fund's AML Program and undertakes to perform all responsibilities imposed on WRSCO as a "Service Provider" thereunder. The Fund hereby agrees to provide to WRSCO any amendment(s) to the AML Program promptly after adoption of any such amendment(s) by the Fund.

                           (c)         Consent to Examination. WRSCO hereby consents to: (a) provide to federal examination authorities information and records relating to the AML Program maintained by WRSCO; and (b) the inspection of WRSCO by federal examination authorities for purposes of the AML Program.

                           (d)         Anti-Money Laundering Program. WRSCO hereby represents and warrants that WRSCO has implemented and enforces an anti-money laundering program ("AMLP") that complies with laws, regulations and regulatory guidance applicable to the Fund and WRSCO, and includes, if applicable:

                                    a.         know-your-customer policies;

                                    b.         due diligence policies for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;

                                    c.         reasonable internal procedures and controls to detect and report suspicious activities;

                                    d.         monitoring accounts and identifying high-risk accounts;

                                    e.         a compliance officer or committee with responsibility for the anti-money laundering program;

                                    f.         employee training, including that: (i) new employees receive AML training upon the commencement of their employment; and (ii) existing employees receive AML training at the time such employees assume duties that bring them into contact with possible money laundering activities;

                                    g.         an independent audit function; and

                                    h.         recordkeeping requirements.

                           (e)         Delivery of Documents. WRSCO agrees to furnish to the Fund the following documents:

                                    a.         a copy of WRSCO's AMLP as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment;

                                    b.         a copy of any deficiency letter sent by federal examination authorities concerning WRSCO's AMLP; and

                                    c.         no less frequently than annually, a report on WRSCO's anti-money laundering program that includes a certification to the Fund concerning WRSCO's implementation of, and ongoing compliance with, its anti-money laundering program and a copy of any audit report prepared with respect to WRSCO's anti-money laundering program.

                           (f)         Reports. WRSCO will provide periodic reports concerning WRSCO's compliance with WRSCO's AMLP and/or the Fund's AML Program at such times as may be reasonably requested by the Fund's Board of Directors or the Anti-Money Laundering Compliance Officer.

         4.         Compensation of WRSCO.

                     The Funds agree to pay WRSCO for its services under this Agreement in accordance with the schedule as then in effect set forth in Exhibit B of this Agreement or any amendment thereof. In addition, the Funds agree to reimburse WRSCO for the following "out-of-pocket" expenses of WRSCO within five days after receipt of an itemized statement of such expenses, to the extent that payment of such expenses has not been or is not to be made directly by the Funds: (i) costs of stationery, appropriate forms, envelopes, checks, postage, printing (except cost of printing prospectuses, annual and semi-annual reports and proxy materials) and mailing charges, including returned mail and proxies, incurred by WRSCO with respect to materials and communications sent to shareholders in carrying out its duties to the Funds under this Agreement, and bank charges for wire transfers pursuant to Section 3(1)(c) herein above; (ii) long distance telephone costs incurred by WRSCO for telephone communications and microfilm and storage costs for transfer agency records and documents; (iii) costs of all ancillary and supporting services and related expenses (other than insurance premiums) reasonably required by and provided to WRSCO, other than by its employees or employees of an affiliate, with respect to functions of the Funds being performed by it in its capacity as Agent hereunder, including legal advice and representation in litigation to the extent that such payments are permitted under Paragraph 7 of this Agreement and charges to WRSCO made by any Subagent; (iv) costs for special reports or information furnished on request pursuant to this Agreement and not specifically required by WRSCO by Paragraph 3 of this Agreement; and (v) reasonable costs and expenses incurred by WRSCO in connection with the duties of WRSCO described in Paragraph (3)(1)(i). In addition, the Funds agree to promptly pay over to WRSCO any fees or payment of charges it may receive from a shareholder for services furnished to the shareholder by WRSCO.

                     Services and operations incident to the sale and distribution of the Funds' shares, including sales communications, confirmations of investments (not including reinvestment of dividends) and the clearing or collection of payments will not be for the account or at the expense of the Funds under this Agreement.

         5.         Right of Trust to Inspect Records, etc.

                     The Trust will have the right under this Agreement to perform on site inspection of records and accounts and to perform audits directly pertaining to the Funds' shareholder accounts serviced by WRSCO hereunder at WRSCO's or any Subagent's facilities in accordance with reasonable procedures at the frequency necessary to assure proper administration of the Agreement. WRSCO will cooperate with the Funds' auditors or representatives of appropriate regulatory agencies and furnish all reasonably requested records and data.

         6.         Insurance.

                     WRSCO now has the insurance coverage described in Exhibit C, attached hereto, and WRSCO will not take any action to eliminate or decrease such coverage during the term of this Agreement without receiving the approval of the Trust in advance of any change, except WRSCO, after giving reasonable notice to the Trust, may eliminate or decrease any coverage if the premiums for such coverage are substantially increased.

         7.         Standard of Care; Indemnification.

                     WRSCO will at all times exercise due diligence and good faith in performing its duties hereunder. WRSCO will make every reasonable effort and take all reasonably available measures to assure the adequacy of its personnel and facilities as well as the accurate performance of all services to be performed by it hereunder within, at a minimum, the time requirements of any applicable statutes, rules or regulations or as set forth in the prospectus.

                     WRSCO shall not be responsible for, and the Trust agrees to indemnify WRSCO for any losses, damages or expenses (including reasonable counsel fees and expenses) (i) resulting from any claim, demand, action or suit not resulting from WRSCO's failure to exercise good faith or due diligence and arising out of or in connection with WRSCO's duties on behalf of the Funds hereunder; (ii) for any delay, error or omission by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties (except with respect to WRSCO's employees), fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation, communication or power supply; or (iii) for any action taken or omitted to be taken by WRSCO in good faith in reliance on (a) the authenticity of any instrument or communication reasonably believed by it to be genuine and to have been properly made and signed or endorsed by an appropriate person, (b) the accuracy of any records or information provided to it by the Funds, (c) any authorization or instruction contained in any officers' instruction, or (d) with respect to the functions performed for the Funds listed under Paragraph 3(1) of this Agreement, any advice of counsel approved by the Trust who may be internally employed counsel or outside counsel, in either case for the Trust and/or WRSCO.

                      In order for the rights to indemnification to apply, it is understood that if in any case the Trust may be asked to indemnify or hold WRSCO harmless, the Trust shall be advised of all pertinent facts concerning the situation in question, and it is further understood that WRSCO will use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend WRSCO against any claim which may be the subject of this indemnification and, in the event that the Trust so elects, it will so notify WRSCO and thereupon the Trust shall take over complete defense of the claim and WRSCO shall sustain no further legal or other expenses in such situation for which WRSCO shall seek indemnification under this paragraph. WRSCO will in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify WRSCO except with the Trust's prior written consent.

         8.         Term of the Agreement; Taking Effect; Amendments.

                     This Agreement shall become effective at the start of business on the date hereof and shall continue, unless terminated as hereinafter provided, for a period of one year and from year to year thereafter, provided that such continuance shall be specifically approved as provided below.

                     This Agreement shall go into effect, or may be continued, or may be amended or a new agreement between the Trust and WRSCO covering the substance of this Agreement may be entered into only if the terms of this Agreement, such continuance, the terms of such amendment or the terms of such new agreement have been approved by the Board of Trustees of the Trust, including the vote of a majority of the trustees who are not "interested persons," as defined in the Act, of either party to this Agreement or Ivy Investment Management Company, cast in person at a meeting called for the purpose of voting on such approval. Such a vote is hereinafter referred to as an "independent trustee vote."

                     Any independent trustee vote shall include a determination that: (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of the each of the Funds and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued, are services required for the operation of the Funds; (iii) WRSCO can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) the fees for such services are fair and reasonable in the light of the usual and customary charges made by others for services of the same nature and quality.

         9.         Termination.

                  (1)         This Agreement may be terminated by WRSCO at any time without penalty upon giving the Trust 120 days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving WRSCO sixty (60) days' written notice (which notice may be waived by WRSCO), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Board of Trustees of the Trust in office at the time or by the vote of the holders of a majority (as defined in or under the Act) of the outstanding voting securities of the Funds.

                  (2)         On termination, WRSCO will deliver to the Trust or its designee all files, documents and records of the Funds used, kept or maintained by WRSCO in the performance of its services hereunder, including such of the Funds' records in machine readable form as may be maintained by WRSCO, as well as such summary and/or control data relating thereto used by or available to WRSCO.

                  (3)         In the event of any termination which involves the appointment of a new shareholder servicing agent, including the Trust's acting as such on its own behalf, the Trust shall have the non-exclusive right to the use of the data processing programs used by WRSCO in connection with the performance of its duties under this Agreement without charge.

                  (4)         In addition, on such termination or in preparation therefore, at the request of the Trust and at the Funds' expense WRSCO shall provide to the extent that its capabilities then permit such documentation, personnel and equipment as may be reasonably necessary in order for a new agent or the Trust to fully assume and commence to perform the agency functions described in this Agreement with a minimum disruption to the Funds' activities.

         10.         Construction; Governing Law.

                       The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof. Whenever the context requires, words denoting singular shall be read to include the plural. This Agreement and the rights and obligations of the parties hereunder, shall be construed and interpreted in accordance with the laws of the State of Kansas, except to the extent that the laws of the State of Delaware apply with respect to share transactions.

         11.         Representations and Warranties of WRSCO.

                       WRSCO represents and warrants that it is a corporation duly organized and existing and in good standing under the laws of the State of Missouri, that it is duly qualified to carry on its business in the State of Kansas and wherever its duties require, that it has the power and authority under laws and by its Articles of Incorporation and Bylaws to enter into this Shareholder Servicing Agreement and to perform the services contemplated by this Agreement.

         12.         Entire Agreement.

                       This Agreement and the Exhibits annexed hereto constitutes the entire and complete agreement between the parties hereto relating to the subject matter hereof, supersedes and merges all prior discussions between the parties hereto, and may not be modified or amended orally.

                       IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed on the day and year first above written.

IVY FUNDS, on behalf of
the Funds listed in Appendix A

By:	___________________________
Mara Herrington, Secretary

ATTEST:

By:	___________________________________
Kristen A. Richards, Assistant Secretary

WADDELL & REED SERVICES COMPANY

By:	___________________________
Michael D. Strohm, President

ATTEST:

By:	___________________________________
Wendy J. Hills, Secretary

EXHIBIT A

A.         DUTIES IN SHARE TRANSFERS AND REGISTRATION

         1.         WRSCO in carrying out its duties shall follow general commercial practices and the Rules of the Stock Transfer Association, Inc. except as they may conflict or be inconsistent with the specific provisions of the Trust's Declaration of Trust and Bylaws, prospectus, applicable Federal and state laws and regulations and this Agreement.

         2.         WRSCO shall not require that the signature of the appropriate person be guaranteed, witnessed or verified in order to effect a redemption, transfer, exchange or change of address except as may from time to time be directed by the Trust as set forth in an officers' instruction. In the event a signature guarantee is required by the Funds, WRSCO shall not inquire as to the genuineness of the guarantee.

B.         The practices, procedures and requirements specified in A above may be modified, altered, varied or supplemented as from time to time may be mutually agreed upon by the Trust and WRSCO and evidenced on behalf of the Trust by an officers' instruction. Any such change shall not be deemed to be an amendment to the Agreement within the meaning of Paragraph 8 of the Agreement.

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B
COMPENSATION

Class A Shares–Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Growth Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares-- Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund (each a "Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Bond Fund, Ivy Global Strategic Income Fund, Ivy High Income Fund, Ivy Mortgage Securities Fund, Ivy Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares – Ivy Limited-Term Bond Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares – Ivy Money Market Fund ("Fund")

An amount payment on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares–Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares–Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund (each a "Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Bond Fund, Ivy Global Strategic Income Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Mortgage Securities Fund, Ivy Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares – Ivy Money Market Fund ("Fund")

An amount payment on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares - Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares–Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund (each a "Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Bond Fund, Ivy Global Strategic Income Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Mortgage Securities Fund, Ivy Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Money Market Fund ("Fund")

An amount payment on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month

Class E Shares–Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares–Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund (each a "Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Bond Fund, Ivy Global Strategic Income Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Mortgage Securities Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares – Ivy Money Market Fund ("Fund)

An amount payment on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month

Class I Shares --All Funds except Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund, Ivy Money Market Fund, Ivy Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares – Ivy Global Natural Resources Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Real Estate Securities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund (each a "Fund")

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares --All Funds except Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund (each a "Fund")

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Advisors Class Shares – Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy Pacific Opportunities Fund (each a "Fund")

An amount payment on the first day of each month of $1.0542 for each account of the Fund which was in existence during any portion of the immediately preceding month.

All Classes--Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund (each a "Fund")

No fee is charged to Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund as compensation for services rendered under this Shareholder Servicing Agreement. These Funds do, however, reimburse any "out-of-pocket" expenses incurred by WRSCO in the performance of its duties under this Agreement.

Reduction Based on Number of Accounts

The above-referenced per account fees for Class A, Class B, Class C, Class E and Advisors Class shall be reduced if the total number of accounts for which WRSCO provides shareholder services reach the following levels:

         A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

         A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E and Advisors Class accounts in each of Ivy Funds and Waddell & Reed Advisors Funds are included. Accounts in Class I, Class R and Class Y of each such Fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the Funds bearing the remainder of the costs charged by the financial services companies. If the aggregate annual rate of the WRSCO transfer agent fee and the costs charged by the financial services companies exceed $18.00 per account for a Fund, the amount in excess of $18.00 will be reimbursed to the Fund by WRSCO.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. If the annual rate of the third party per account charges for a Fund exceeds $18.00 or the annual fee that is based on average net assets exceeds 0.30 of 1% of the average daily net assets of a Fund the amount in excess of these caps will be reimbursed to the Fund by WRSCO.

EXHIBIT C

		Bond or
Name of Bond		Policy No.	Insurer
------------		---------	-------
Investment Company		87015107B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$31,320,000
Audit Expense	50,000
On Premises	31,320,000
In Transit	31,320,000
Forgery or Alteration	31,320,000
Securities	31,320,000
Counterfeit Currency	31,320,000
Uncollectible Items of
Deposit	25,000
Phone-Initiated Transactions	31,320,000
Computer Security	31,320,000

Directors and Officers/		87015107D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$30,000,000		Company

Blanket Lost Instrument Bond (Mail Loss)		30S100639551	Travelers

Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective December 31, 2007

APPENDIX A

Series

Ivy Asset Strategy Fund
Ivy Balanced Fund
Ivy Bond Fund
Ivy Capital Appreciation Fund
Ivy Core Equity Fund
Ivy Cundill Global Value Fund
Ivy Dividend Opportunities Fund
Ivy Energy Fund
Ivy European Opportunities Fund
Ivy Global Bond Fund
Ivy Global Natural Resources Fund
Ivy High Income Fund
Ivy International Balanced Fund
Ivy International Core Equity Fund
Ivy International Growth Bund
Ivy Large Cap Growth Fund
Ivy Limited-Term Bond Fund
Ivy Managed European/Pacific Fund
Ivy Managed International Opportunities Fund
Ivy Micro Cap Growth Fund
Ivy Mid Cap Growth Fund
Ivy Money Market Fund
Ivy Mortgage Securities Fund
Ivy Municipal Bond Fund
Ivy Pacific Opportunities Fund
Ivy Real Estate Securities Fund
Ivy Science and Technology Fund
Ivy Small Cap Growth Fund
Ivy Small Cap Value Fund
Ivy Value Fund